SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

March 4, 2008

Date of Report (Date of earliest event reported)

FBR Capital Markets Corporation

(Exact Name of Registrant as Specified in its Charter)

Virginia

(State or Other Jurisdiction of Incorporation)

001- 33518                                                                                                    20 -5164223

(Commission File Number)                                                                    (IRS Employer Identification No.)

1001 Nineteenth Street North
Arlington, VA 22209

(Address of Principal Executive Office) (Zip Code)

(703) 312-9500

(Registrant's Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

Soliciting material pursuant to Rule 14a12 under the Exchange Act (17 CFR 240.14a-12)

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On March 4, 2008, FBR Capital Markets Corporation (the "Company") issued a press release announcing the appointment of its new principal financial officer. Bradley J. Wright (age 47 years) will serve as the Company's Executive Vice President and Chief Financial Officer until his successor is duly appointed and qualifies. As of March 4, 2008, Kurt R. Harrington is no longer the Company's principal financial officer. A copy of the press release announcing Mr. Wright's appointment is attached hereto as Exhibit 99.1 and incorporated by reference in this Item 5.02 of Form 8-K.

Mr. Wright will participate in the Company's 2008 Incentive Compensation Program, which was previously described in the Company's Current Report on Form 8-K filed on February 26, 2008. The Company will pay Mr. Wright an annual base salary in 2008 in the amount of $250,000. The Company also awarded Mr. Wright 25,000 shares of restricted common stock which are subject to forfeiture restrictions that lapse ratably over a three-year period beginning on the third anniversary of the date of grant, subject to his continuous employment during such period.

Item 9.01	Financial Statements and Exhibits.

Exhibit.
99.1	FBR Capital Markets Corporation Press Release dated March 4, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

FBR Capital Markets Corporation
Date: March 6, 2008	/s/ Eric F. Billings Eric F. Billings Chairman and Chief Executive Officer